SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 17, 2008, the Compensation Committee of the Board of Directors of the Company approved restricted stock awards and phantom stock awards to the following senior executive officers:

Award Recipient	Restricted Stock Award (Shares)	Phantom Stock Award (Value)
Michael J. Brown	10,000	$180,000
John R. Davis	10,000	$180,000
Anthony J. Restel	10,000	$180,000
Michael A. Naquin	6,000	$103,000

The value of the shares on the date of each of the awards was $48.27 per share. The restricted stock awards will vest equally over a seven-year period commencing on the first anniversary of the date of the awards. The phantom stock awards will vest equally over a six-year period commencing on the second anniversary of date of the awards.

The restricted stock awards were granted pursuant to and are subject to other terms and conditions of the 2008 Stock Incentive Plan filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 29, 2008, and the Restricted Stock Award Agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. The phantom stock awards were granted pursuant to and are subject to other terms and conditions of the Deferred Compensation Plan filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 17, 2007, and the Phantom Stock Award Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Also effective November 17, 2008, the Compensation Committee approved salary increases for the following senior executive officers:

Executive Officer	Previous Annual Salary	New Annual Salary
Michael J. Brown	$310,000	$345,000
John R. Davis	$285,000	$315,000
Anthony J. Restel	$195,000	$250,000
Michael A. Naquin	$240,000	$255,000

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Form of Phantom Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: November 21, 2008	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
10.1	Form of Phantom Stock Agreement.